Exhibit 99.1

Verisign Reports 5 Percent Year-Over-Year Revenue Growth in First Quarter 2014

RESTON, VA - April 24, 2014 - VeriSign, Inc. (NASDAQ: VRSN), the global leader in domain names, today reported financial results for the first quarter of 2014.

First Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $249 million for the first quarter of 2014, up 5 percent from the same quarter in 2013. Verisign reported net income of $94 million and diluted earnings per share (EPS) of $0.64 for the first quarter of 2014, compared to net income of $85 million and diluted EPS of $0.52 in the same quarter in 2013. The operating margin was 56.1 percent for the first quarter of 2014 compared to 56.4 percent for the same quarter in 2013.

First Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $95 million and diluted EPS of $0.64 for the first quarter of 2014, compared to net income of $94 million and diluted EPS of $0.58 for the same quarter in 2013. The non-GAAP operating margin was 60.1 percent for the first quarter of 2014 compared to 59.6 percent for the same quarter in 2013. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Results of the first quarter demonstrate the fundamental soundness of our strategy and discipline in execution,” commented Jim Bidzos, executive chairman, president and chief executive officer.

Financial Highlights

•	Verisign ended the first quarter with cash, cash equivalents and marketable securities of $1.7 billion, flat as compared with year-end 2013.

•	Cash flow from operations was $142 million for the first quarter compared with $151 million for the same quarter in 2013.

•	Deferred revenues on March 31, 2014, totaled $886 million, an increase of $30 million from year-end 2013.

•	Capital expenditures were $11 million in the first quarter of 2014.

•
During the first quarter, Verisign repurchased 2.4 million shares of its common stock for $132 million. At March 31, 2014, $868 million remained available and authorized under the current share repurchase program.

•
Verisign expects to complete in the second quarter of 2014 the intended repatriation of approximately $700 million to $800 million of cash held by foreign subsidiaries as described in the fourth quarter 2013 earnings release.

•
For purposes of calculating diluted EPS, the first quarter diluted share count included 14.3 million shares related to subordinated convertible debentures, compared with 7.9 million shares in the same quarter in 2013. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 1.28 million net new names during the first quarter, ending with 128.5 million active domain names in the zone for .com and .net, which represents a 4 percent increase over the zone at the end of the first quarter in 2013.

•	In the first quarter, Verisign processed 8.6 million new domain name registrations for .com and .net as compared to 8.8 million for the same period in 2013.

•
The final .com and .net renewal rate for the fourth quarter of 2013 was 72.2 percent compared with 72.9 percent for the same quarter in 2012. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: Discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the first quarter 2014 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-0970 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign
As the global leader in domain names, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world’s 13 Internet root servers. Verisign’s product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services, the uncertainty of whether our new products and services, if any, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges of ongoing changes to Internet governance and administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our gTLD applications or the applicants’ gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of up to 1,400 new TLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2014 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$267,053	$339,223
Marketable securities	1,450,155	1,384,062
Accounts receivable, net	15,437	13,631
Income tax receivables and other current assets	57,553	66,283
Total current assets	1,790,198	1,803,199
Property and equipment, net	329,711	339,653
Goodwill	52,527	52,527
Long-term deferred tax assets	409,616	437,643
Other long-term assets	27,297	27,745
Total long-term assets	819,151	857,568
Total assets	$2,609,349	$2,660,767
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$108,994	$149,276
Deferred revenues	620,593	595,221
Subordinated convertible debentures, including contingent interest derivative	621,061	624,056
Deferred tax liabilities	693,149	660,633
Total current liabilities	2,043,797	2,029,186
Long-term deferred revenues	265,627	260,615
Senior notes	750,000	750,000
Other long-term tax liabilities	7,544	44,524
Total long-term liabilities	1,023,171	1,055,139
Total liabilities	3,066,968	3,084,325
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 321,301 at March 31, 2014 and 320,358 at December 31, 2013; Outstanding shares: 131,994 at March 31, 2014 and 133,724 at December 31, 2013	321	320
Additional paid-in capital	18,806,804	18,935,302
Accumulated deficit	(19,261,672)	(19,356,095)
Accumulated other comprehensive loss	(3,072)	(3,085)
Total stockholders’ deficit	(457,619)	(423,558)
Total liabilities and stockholders’ deficit	$2,609,349	$2,660,767

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$248,796	$236,447
Costs and expenses:
Cost of revenues	48,026	47,254
Sales and marketing	20,289	18,104
Research and development	18,439	18,176
General and administrative	22,457	19,649
Total costs and expenses	109,211	103,183
Operating income	139,585	133,264
Interest expense	(21,385)	(12,596)
Non-operating income (loss), net	6,516	(5,777)
Income before income taxes	124,716	114,891
Income tax expense	(30,293)	(30,378)
Net income	94,423	84,513
Unrealized gain (loss) on investments, net of tax	8	(267)
Realized loss (gain) on investments, net of tax, included in net income	5	(20)
Other comprehensive income (loss)	13	(287)
Comprehensive income	$94,436	$84,226

Income per share:
Basic	$0.71	$0.55
Diluted	$0.64	$0.52
Shares used to compute net income per share
Basic	133,417	152,543
Diluted	148,600	161,346

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$94,423	$84,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	16,008	15,118
Stock-based compensation	9,993	7,594
Excess tax benefit associated with stock-based compensation	—	(11,808)
Deferred income taxes	22,179	4,787
Unrealized (gain) loss on contingent interest derivative on Subordinated Convertible Debentures	(5,269)	6,433
Other, net	2,371	4,309
Changes in operating assets and liabilities
Accounts receivable	(1,806)	(2,280)
Prepaid expenses and other assets	7,925	3,210
Accounts payable and accrued liabilities	(34,579)	4,549
Deferred revenues	30,384	34,212
Net cash provided by operating activities	141,629	150,637
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	718,177	706,244
Purchases of marketable securities	(784,090)	(764,268)
Purchases of property and equipment	(11,262)	(17,115)
Other investing activities	34	(3,426)
Net cash used in investing activities	(77,141)	(78,565)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	8,668	8,733
Repurchases of common stock	(145,556)	(142,892)
Excess tax benefit associated with stock-based compensation	—	11,808
Net cash used in financing activities	(136,888)	(122,351)
Effect of exchange rate changes on cash and cash equivalents	230	(1,837)
Net decrease in cash and cash equivalents	(72,170)	(52,116)
Cash and cash equivalents at beginning of period	339,223	130,736
Cash and cash equivalents at end of period	$267,053	$78,620
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$20,209	$20,393
Cash paid for income taxes, net of refunds received	$7,651	$729

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014		2013
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$139,585	$94,423	$133,264	$84,513
Adjustments:
Stock-based compensation	9,993	9,993	7,594	7,594
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures	—	(5,269)	—	6,433
Non-cash interest expense	—	2,443	—	1,914
Tax adjustment	—	(6,634)	—	(6,255)
Non-GAAP	$149,578	$94,956	$140,858	$94,199

Revenues	$248,796		$236,447
Non-GAAP operating margin	60.1%		59.6%
Diluted shares		148,600		161,346
Per diluted share, non-GAAP		$0.64		$0.58

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate, which differs from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended March 31,
	2014	2013
Cost of revenues	$1,598	$1,540
Sales and marketing	1,848	1,487
Research and development	1,872	1,895
General and administrative	4,675	2,672
Total stock-based compensation expense	$9,993	$7,594

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Following the offering of the 4.625% senior notes due 2023 (the “Notes”), we disclose our Adjusted EBITDA for the periods shown below. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended March 31,
	2014	2013
Net Income	$94,423	$84,513
Interest expense	21,385	12,596
Income tax expense	30,293	30,378
Depreciation and amortization	16,008	15,118
Stock-based compensation	9,993	7,594
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures	(5,269)	6,433
Unrealized loss (gain) on hedging agreements	135	(894)
Adjusted EBITDA	$166,968	$155,738

Four Quarters Ended March 31, 2014
Net Income	$554,360
Interest expense	83,551
Income tax benefit	(87,765)
Depreciation and amortization	61,545
Stock-based compensation	39,048
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	6,099
Unrealized loss on hedging agreements	327
Adjusted EBITDA	$657,165
Verisign’s management believes that presenting Adjusted EBITDA enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.